UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     October 15, 2007

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 19, 2007, Boston Scientific Corporation (the “Company”) issued a press release announcing financial results for the third quarter ended September 30, 2007.  A copy of the release is furnished with this report as Exhibit 99.1.

The information in this Item 2.02 on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On October 15, 2007, the Board of Directors of Boston Scientific Corporation (the “Company”) approved, and the Company committed to, an expense and workforce reduction plan (the “Plan”), which will result in the elimination of approximately 2,300 positions worldwide.  This represents more than 13% of the Company’s 18,000-person non-direct labor workforce as of June 30, 2007.  The Plan is intended to bring expenses in line with revenues and is designed to enhance short- and long-term shareholder value.  Activities under the Plan will be initiated this month and are expected to be substantially completed worldwide by the end of 2008.  The Plan includes the restructuring of several business units and product franchises in order to leverage resources, strengthen competitive positions, and create a more simplified and efficient business model.  The Company estimates that the Plan will result in total pre-tax charges of approximately $450 million to $475 million, and that approximately $400 million to $425 million of these charges will result in future cash outlays.

The following table provides a summary of the Company’s estimates of costs associated with the Plan by major type of cost:

Type of Cost	Amount of Cost
Termination benefits	$265 million to $275 million
Retention incentives	$70 million to $75 million
Asset write-offs and accelerated depreciation	$55 million to $60 million
Other (1)	$60 million to $65 million

(1)	Other costs primarily consist of costs to transfer product lines from one facility to another and consultant fees.

The Company estimates that $275 million to $300 million of the total charges will be recorded in the fourth quarter of 2007.  The fourth quarter charges relate primarily to termination benefits recorded pursuant to FASB Statement No. 112, Employer’s Accounting for Postemployment Benefits and asset write-offs.  The Company estimates asset write-offs in the fourth quarter of approximately $40 million.  These impairment charges relate primarily to intangible assets and fixed assets that are not recoverable following the Company’s decision on October 15, 2007 to (i) commit to the Plan, including the elimination, delay or reduction of spending on certain R&D projects, and (ii) restructure several businesses.  The press release announcing the Plan is attached as Exhibit 99.2.

This filing contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expense reduction initiatives, our restructuring plans, our potential asset divestitures, and our operational and growth strategies.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

ITEM 2.06.	MATERIAL IMPAIRMENTS.

See the discussion described in Item 2.05 above with respect to the impairment charge the Company expects to record as a result of the Plan, which discussion is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1	Press Release issued by Boston Scientific Corporation dated October 19, 2007.

99.2	Press Release issued by Boston Scientific Corporation dated October 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: October 19, 2007	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Vice President and Assistant General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by Boston Scientific Corporation dated October 19, 2007.

99.2	Press Release issued by Boston Scientific Corporation dated October 17, 2007.